Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of NAVTEQ CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint JUDSON C. GREEN, DAVID B. MULLEN and LAWRENCE M. KAPLAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver this Annual Report on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the Annual Report and any amendment thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the date set forth opposite such signatory’s name.

Date: February 22, 2005
/s/ Judson C. Green
Judson C. Green, Director, President and Chief Executive Officer (principal executive officer)

/s/ David B. Mullen	Date: March 1, 2005
David B. Mullen, Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Neil Smith	Date: March 1, 2005
Neil Smith, Vice President and Corporate Controller (principal accounting officer)

/s/ Richard J.A. de Lange	Date: February 22, 2005
Richard J.A. de Lange, Director

/s/ Christopher Galvin	Date: February 28, 2005
Christopher Galvin, Director

/s/ Wilhelmus C. M. Groenhuysen

Date:  February 24, 2005

Wilhelmus C. M. Groenhuysen, Director

/s/ William Kimsey

Date:  February 27, 2005

William Kimsey, Director

/s/ Scott D. Miller

Date:   February 22, 2005

Scott D. Miller, Director

/s/ Dirk-Jan van Ommeren
Dirk-Jan van Ommeren, Director	Date: February 23, 2005